SEPARATION AND RELEASE agreement

This SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is entered into as of April 25, 2012 (the “Execution Date”), by and between Cyalume Technologies, Inc., a Delaware corporation (the “Company”), and Monte L. Pickens, an individual residing in the State of Virginia (the “Employee”), each a “Party,” and collectively, the “Parties.”

RECITALS

WHEREAS, the Company and the Employee were parties to that certain Employment Agreement dated August 1, 2010, as amended by that certain Amendment No. 1 dated September 1, 2011 (as amended, the “Employment Agreement”) pursuant to which Employee was employed by the Company as Executive Vice President;

WHEREAS, pursuant to Section 8(c) of the Employment Agreement, the Employment Agreement was terminated by the Company, effective May 1, 2012, provided however, that Sections 4 (Non-Competition), 5 (Confidentiality), 6 (Non-Solicitation) and 12 (Inventions, Etc.) (collectively, the “Restrictive Covenants”) survived the termination of the Employment Agreement in accordance with its terms and remain in full force and effect;

WHEREAS, the Employee has waived any and all notice requirements with respect to the termination of the Employment Agreement pursuant to Section 8(c) thereof;

WHEREAS, the Company and the Employee, in order to settle, compromise and fully and finally release any and all claims and potential claims between the Parties (and the Released Parties, as defined below in Section 4) arising out of Employee’s employment and the cessation thereof, have agreed to resolve these matters on the terms and conditions set forth herein; and

WHEREAS, the Employee acknowledges he is waiving rights and claims described herein in exchange for consideration in addition to anything of value to which he is already entitled.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

AGREEMENT

1.         Recitals. The foregoing recitals are true and correct, and are material to and incorporated into this Agreement. The portion of this Agreement pertaining to the Employee’s general release of all claims (Section 4 herein) shall become effective on the eighth calendar day after the Execution Date (hereinafter referred to as the “Effective Release Date”), so long as the Employee has not revoked the provisions of Section 6 herein in accordance with the provisions set forth in Section 12 of this Agreement.

2.         End of Employment. The Employee’s employment with the Company shall end effective as of the end of business on April 30, 2012 (the “End Date”). Notwithstanding the foregoing, the Employee shall continue to be available by telephone for consultation with management of the Company during normal business hours to aid in the transition of management of the Company.

3.         Severance Payments. In accordance with Section 3(b) of the Employment Agreement and in full satisfaction of the Company’s obligations to the Employee under such Employment Agreement and for his services to the Company, and in consideration for the agreements of the Employee set forth herein (including, without limitation, the full and final release given by the Employee under Section 4 of this Agreement, the Covenant Not to Sue given by the Employee under Section 7 of this Agreement and the Restrictive Covenants), the Company shall provide the Employee with continued payment of the Employee’s base salary for twelve (12) month’s following the End Date until April 30, 2013, such payments to be made monthly in arrears in accordance with the Company’s ordinary payroll practices, and subject to payroll deductions and tax withholdings in accordance with the Company’s usual practices and as required by law, provided, that the Employee continues to abide by this Agreement.

4.         General Release of All Claims By Employee. In consideration of, and as a condition to the Company’s agreement to pay the severance payments set forth in Section 3 of this Agreement, the Employee, for himself, his spouse (if any), their marital community (if any), and their respective heirs, estates, representatives, executors, successors and assigns, hereby fully, forever, irrevocably, and unconditionally release and discharge the Company, its subsidiaries, parent companies, employee benefit plans, any co-employers or joint employers, their officers, directors, employees, agents, attorneys, administrators, representatives, successors, heirs, assigns, and all persons acting by, through, under, or in concert with them (collectively referred to hereinafter as the “Released Parties”), from any and all claims which he or they may have against them, or any of them, which could have arisen out of any act or omission occurring from the beginning of time to the Effective Release Date of this Agreement, whether now known or unknown, asserted or unasserted. This release includes, but is not limited to, any and all claims brought or that could be brought under any agreement between the Company and the Employee (except for this Agreement), as well as any and all claims brought or that could be brought to pursuant to or under the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act (ADEA); the Older Workers Benefit Protection Act; the Civil Rights Act of 1991; the Family and Medical Leave Act (FMLA); the National Labor Relations Act; the Fair Labor Standards Act (FLSA); the Employee Retirement and Income Security Act (ERISA); the Securities and Exchanges Acts of 1933 and 1934; the Sarbanes-Oxley Act (SOX); the Consolidated Omnibus Budget Reconciliation Act (COBRA); the Rehabilitation Act, the Labor Management Relations Act, the Equal Pay Act; the United States Constitution; the Virginia Constitution; the Virginia Human Rights Act, the Virginia Payment of Wage Law, the Virginia Minimum Wage Act, the Fairfax County Human Rights Ordinance, and Virginia’s wage and hour statutes, laws, orders, ordinances, and regulations, each and all as amended, and any other statute set forth in the statutes or codes of any state, including but not limited to Virginia, that pertain or relate to, or otherwise touches upon, the employment relationship between the Company and the Employee and the Released Parties; including (but not limited to) any and all actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, promissory estoppel, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, assault, battery, false imprisonment, intentional interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision, or retention, defamation, intentional or negligent misrepresentation, fraud, and any and all other laws and regulations relating to employment, employment termination, employment discrimination, harassment, and/or retaliation, wages, hours, employee benefits, compensation, sexual harassment, and any and all claims for attorneys’ fees and costs, whether arising out of, under, or pursuant to any federal, state, or local statute, law, regulation, ordinance, or order. This release of claims expressly includes, but is not limited to, any and all claims arising out of and/or in any way related to the Employee’s employment with the Company or the circumstances of the termination of that employment, whether known by him at the time of execution of this Agreement or not, including any such claims that could be brought for breach of or otherwise relating to any agreements between the Company and the Employee, other than this Agreement, whether oral or written, including, but not limited to, the Employment Agreement. This release of claims further expressly includes, without limitation, any claim(s) for any unpaid wages, bonus amounts, or any other compensation from the Company. By signing this Agreement, however, the Employee does not waive any rights or claims that may arise under this Agreement, nor does he waive any vested rights he may have under the terms of any profit-sharing, retirement, or similar employee welfare benefit plan administered or sponsored by the Company or any rights to indemnification or insurance coverage available to the Employee from or through the Company.

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5.         Adequate Consideration. The Employee acknowledges and agrees that the Company’s agreement to make the severance payments set forth in Section 3 of this Agreement, provides substantial consideration to the Employee in addition to anything of value to which he is, as a matter of law, otherwise entitled.

6.         No Pending Claims. The Employee represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by him or on his behalf or for his benefit presently pending against the Company or the Released Parties, or any of them, in any forum whatsoever, including, without limitation, in any state or federal court, or before any federal, state, or local administrative agency, board, or governing body. The Employee further represents and warrants that the Employee has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any claim, charge, lawsuit, or any similar matter of any kind herein released.

7.         Covenant Not to Sue. The Employee represents and warrants that he has not assigned or transferred or purported to assign or transfer any claim against the Released Parties, and is fully entitled to release the same, and he has not currently filed any lawsuits or actions with any federal, state, or local court or any federal, state, or local administrative agency, board, or governing body, against the Company or the Released Parties, or any of them. The Employee specifically covenants not to file any lawsuits, complaints, claims, or charges, either on his own behalf or in any representative capacity, in any federal, state or local court or before any federal, state, or local administrative agency, board, or governing body against the Company or the Released Parties, or any of them, on and/or for any and all of the claims released by this Agreement.

8.         Acknowledgment of Restrictive Covenants. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Restrictive Covenants shall remain in full force and effect in accordance with their respective terms. Employee acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company.

9.         Preclusive Effect of Agreement. The Employee acknowledges, understands, and agrees that this Agreement may be pled as a complete bar to any action or suit for any and all claims released by this Agreement before any court or administrative body with respect to any lawsuit, complaint, charge, or claim under federal, state, local, or other law relating to any possible claim that existed or may have existed against the Company or the Released Parties, or any of them, arising out of any event occurring from the beginning of time through the Effective Release Date of this Agreement.

10.         Return of Employer Property. Prior to or on the Execution Date, the Employee agrees to and shall return to the Company all Company property in his actual or constructive possession, if he has not already done so, including, but not limited to all computers, cell phones, smartphones, PDAs, key cards, access badges, keys, credit cards, passwords, books, and records belonging to the Company.

11.         Review. A copy of this Agreement was delivered to Employee on April [__], 2012. The Employee is advised that he has twenty-one (21) days from the date he is presented with this Agreement to consider the general release of all claims set forth in Section 4 of this Agreement. If the Employee executes this Agreement below with respect to the general release of all claims set forth herein before the expiration of twenty-one (21) days, he acknowledges that he has done so for the purpose of expediting the payment of the consideration provided for herein, and that he has expressly waived his right to take twenty-one (21) days to consider this Agreement.

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12.         Revocation. Employee may revoke his agreement to the general release of all claims set forth in Section 4 of this Agreement for a period of seven (7) days after he signs it. The Employee agrees that if he elects to revoke Section 4 of this Agreement, he will notify the Company, in writing via certified mail, on or before the expiration of the revocation period. Receipt by the Company of proper and timely notice of revocation cancels and voids Section 4 of this Agreement.

13.         Knowing and Voluntary; ADEA Waiver. The Employee represents and warrants that he was advised by the Company to consult with an attorney of his own choosing concerning the provisions set forth herein, and that he has thoroughly discussed all aspects of this Agreement with counsel of his choosing, or that he had the opportunity to do so. The Employee further represents and warrants that he has carefully read and fully understands all of the provisions of this Agreement, including the fact that he is releasing all claims and potential claims against the Company and the Released Parties, and that he is entering into this Agreement, without coercion, and with full knowledge of its significance and the legal consequences thereof. The Employee represents and warrants that as part of this Agreement, he is knowingly and voluntarily releasing and waiving any claims he believes he may have under the Age Discrimination in Employment Act.

14.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors or assigns.

15.         Non-Admission. Execution of this Agreement and compliance with its terms shall not be considered or deemed an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the Employee’s rights or the rights of any other person, a violation of any order, law, statute or duty, or breach of any duty owed to the Employee, or any other person. The Company specifically disclaims any and all such liability.

16.         Cooperation. The Employee agrees, until May 30, 2014, to provide reasonable assistance to the Company (including assistance with litigation and arbitration matters, if any), upon the Company’s reasonable request, concerning the Employee’s previous employment-related responsibilities. Such assistance may include, but is not limited to, communicating and/or meeting with the Company’s attorneys, giving deposition testimony, attending depositions, reviewing pleadings, including discovery pleadings, executing documents, and attending and giving testimony in court and arbitration proceedings. The Employee will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. If requested, the Employee agrees to provide the Company with reasonable assistance, including, without limitation, providing information, in connection with the transition of his employment duties and responsibilities to others and matters with which he was involved during his employment with the Company. The Company agrees to pay or promptly reimburse the Employee for all reasonable costs and expenses of the Employee incurred in connection with the provision of service or assistance by the Employee under this Section 16, which the Employee agrees to submit in writing to the Company in advance, to the extent possible, for pre-approval by the Company.

17.         Non-Disparagement. The Employee agrees that neither he nor anyone acting on his behalf will make, directly, indirectly, or anonymously, any derogatory or disparaging statement about the Company or the Released Parties, or any of them, to any individual or entity, including, but not limited to, the Company or the Released Parties actual or potential clients, customers, vendors, business partners, suppliers, employees, financial or credit institutions, or the media or general public, nor directly or indirectly take any action which is intended to embarrass the other Party. For purposes of this Section 17, a derogatory or disparaging statement is any communication, oral or written, which would cause or to tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness, or good character of the person to whom or entity to which the communication relates.

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18.         Entire Agreement. This Agreement represents the entire understanding of the parties with respect to the matters set forth in this Agreement and supersedes any previous agreements entered into between the parties and may only be amended or altered by a writing executed by all parties hereto.

19.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and irrevocably waives any objection to proceeding before such courts based upon lack of personal jurisdiction or inconvenient forum. Each Party irrevocably consents to the service of process out of any of the aforementioned courts by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address set forth in Section 20 below, such service to become effective three days after such mailing.

20.         Notices. All notices and payments required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the following address:

If to the Company to:

Cyalume Technologies, Inc.

96 Windsor Street

West Springfield, MA 01089

Attention: President

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A.

401 East Last Olas Blvd., Suite 2000

Fort Lauderdale, Florida 33301

Attention: Matthew W. Miller, Esq.

If to the Employee to:

Monte L. Pickens

16593 Ferriers Court

Leesburg, VA 20176

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.

21.         Severability. If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, then all remaining provisions shall be valid and enforceable to the fullest extent of the law, and the invalid or unenforceable provision shall be deemed not to be a part of this Agreement.

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22.         Waiver. The failure of a Party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be in a written instrument signed and delivered by the Party waiving the provision.

23.         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

24.         Assignment. This Agreement may not be assigned by the Employee without the prior written consent of the Company. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

25.         Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties hereto. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties hereto. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

26.         Confidentiality. The Employee agrees that he will not disclose, either directly or indirectly, this Agreement, the transactions to be performed in connection with this Agreement, or the terms and conditions of this Agreement, to any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity, including but not limited to current or former employees of the Company or the Released Parties, members of the press and media, and other members of the general public. Notwithstanding the foregoing, the Employee may permissibly disclose the existence and terms of this Agreement to his spouse, however, his spouse shall be bound to the confidentiality provisions set forth in this section. This section shall not prohibit the Employee and his attorney(s) from disclosing the terms of this Agreement to his tax advisor(s) to the extent necessary to prepare his income tax returns and to represent him in connection with any proceedings relating thereto, or from advising a governmental taxing authority of the consideration being paid to him, or of the existence of this Agreement in response to a question or questions posed by such taxing authority. The Parties agree that it shall not be a breach of this Agreement if the Employee’s disclosure of such information has been compelled through the issuance of compulsory legal process, provided, however, that in such case, Employee agrees to give Employer reasonable notice (care of Matthew W. Miller, Esq., Greenberg Traurig, LLP, 401 East Las Olas Boulevard, Fort Lauderdale, Florida, 33301) of the order or subpoena in question and an opportunity to challenge the disclosure of any such information before the appropriate court or agency. It shall not be a breach of this section for the Employee to disclose the terms of this Agreement in a suit to enforce the terms of this Agreement or defend a claim that this Agreement has been breached. The Employee understands and agrees that this confidentiality provision is a material term of this Agreement, and that his agreement to this provision concerning confidentiality is a material inducement to the Company’s willingness to enter into this Agreement.

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27.         Further Assurances. The Parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

28.         Paragraph Titles. The paragraph titles in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

29.         Construction. The Parties hereto acknowledge and agree that each Party has participated in the drafting of this Agreement and has had the opportunity to have this document reviewed by the respective legal counsel for the Parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any Party shall be drawn from the fact that one Party has drafted any portion hereof.

30.         Attorneys’ Fees and Costs. The Parties agree that each Party will bear its own costs and attorneys’ fees in connection with all matters related to the subject matter of this Agreement and the resolution and settlement of those matters encompassed by this Agreement. Should any legal action be commenced arising out of or related to this Agreement, the prevailing Party in any such action shall be entitled to an award of reasonable attorneys’ fees and costs incurred therein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date set forth above.

COMPANY:

CYALUME TECHNOLOGIES, INC.

By:	/s/ Zivi Nedivi
Name:	Zivi Nedivi
Title:	Chief Executive Officer

EMPLOYEE:

By:	/s/ Monte L. Pickens
Monte L. Pickens, individually